UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2007, the Board of Directors (the “Board”) of Blockbuster Inc. (“Blockbuster”) approved awards of options exercisable for shares of Blockbuster’s class A common stock for Frank G. Paci, Blockbuster’s Executive Vice President, Strategic Planning and Business Development, and certain other executive-level employees. The Board’s determination was based on the recommendation of Blockbuster’s Compensation Committee. Mr. Paci received an award of 85,000 options that will vest and become exercisable in three equal installments on each of May 24, 2008, May 24, 2009 and May 24, 2010. The exercise price for the options is $4.36, which was the closing price of a share of Blockbuster’s class A common stock on May 24, 2007. The options were granted under Blockbuster’s Amended and Restated 1999 Long-Term Management Incentive Plan, which was filed as an exhibit to Blockbuster’s Form 10-Q for the quarterly period ended September 30, 2004. The form of option agreement for these awards is filed as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: May 24, 2007	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Option Agreement